Exhibit 99.1

FOR IMMEDIATE RELEASE	NEW YORK, NY (February 28, 2007)

INTERPUBLIC ANNOUNCES FOURTH QUARTER AND

FULL-YEAR 2006 RESULTS

•	Organic growth in 2006 overcomes revenue deficit from 2005 losses
•	Full-year 2006 net loss narrows markedly
•	Significant progress on financial controls

Summary

•	Revenue
°	Fourth quarter 2006 organic revenue increase of 0.4% compared to the same period a year ago. Full-year 2006 organic revenue increase was 1.0% for 2006 as compared with 2005.
°	Fourth quarter 2006 revenue of $1.88 billion, compared to $1.90 billion the same period a year ago. Full-year 2006 revenue of $6.19 billion, compared to $6.27 billion during 2005.

•	Net Results
°

Fourth quarter net income was $69.1 million, compared to a net loss of ($22.9) million in the same period a year ago. Fourth quarter net income applicable to common stockholders was $49.1 million, or $0.11 per diluted share, compared to a net loss applicable to common shareholders of ($34.2) million or ($0.08) per basic and diluted share in the same period a year ago.

°

Results for the fourth quarter of 2006 include non-cash pre-tax charges of ($108.0) million or ($0.16) per diluted share relating to the early extinguishment of $400 million of our 4.50% Convertible Senior Notes and a long-lived asset impairment at one of our domestic advertising reporting units. Results for the fourth quarter of 2005 include a non-cash pre-tax charge of ($92.1) million or ($0.20) per basic and diluted share primarily relating to a long-lived asset impairment at our Lowe reporting unit.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

°

Full-year 2006 net loss improved to ($31.7) million compared to a net loss of ($262.9) million during 2005. Full-year 2006 net loss applicable to common stockholders improved to ($79.3) million, or ($0.19) per basic and diluted share, compared to net loss applicable to common shareholders of ($289.2) million, or ($0.68) per basic and diluted share, during 2005.

•	Operating Results
°

Operating expenses were $1.71 billion in the fourth quarter of 2006, compared to $1.84 billion the same period a year ago. Full-year 2006 operating expenses were $6.08 billion, compared to $6.38 billion in 2005.

°

Operating income was $167.8 million in the fourth quarter of 2006, compared to $57.6 million the same period a year ago. Full-year 2006 operating income was $106.0 million, compared to a loss of ($104.2) million in 2005.

•	Progress on Financial Controls
°

The company disclosed that it has remediated a significant number of its existing material weaknesses as of the end of 2006 and that it remains on track to be compliant with Sec. 404 of the Sarbanes-Oxley Act by the filing of the 2007 Annual Report.

“2006 was a solid year for us. Achieving organic growth for the full year is significant in light of the revenue deficit created by 2005 losses. This underlying growth demonstrates the competitive vitality of our agencies,” said Michael I. Roth, Interpublic's Chairman and CEO. “We continue to be successful in winning business and attracting talent across all of our operating units. We are also beginning to see the benefits of key corporate initiatives that have put us on track to be fully Sarbanes Oxley compliant in 2007 and to meet our turnaround margin objectives for 2008. Strategically, we took significant steps last year by merging Draft and FCB, as well as re-organizing our media operations. These decisions, along with continued focus and investment on building our digital and emerging market capabilities, position us to keep pace with the rapid changes that are transforming media and marketing services. While this past year saw us lay a strong foundation for the future, there still remains much work to be done. Our focus for 2007 must be on supporting our clients, improving on growth and executing against our operating plans.”

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Fourth Quarter and Full-Year 2006 Operating Results

Revenue

Reported revenue of $1.88 billion in the fourth quarter of 2006 declined 1.0% compared with the year-ago period. The effect of foreign currency translation was positive 1.1%, the impact of net divestitures was negative 2.5% and the resulting organic revenue increase was 0.4%. For the fourth quarter of 2006, organic revenue growth was led by public relations and digital services, due to higher revenue from existing clients.

Full-year 2006 reported revenue was $6.19 billion, down 1.3% compared to 2005. The effect of foreign currency translation was not significant, the impact of net divestitures was negative 2.6% and the resulting organic revenue increase was 1.0%. For the full year of 2006, organic revenue growth was led by public relations, digital and direct marketing services, due to higher revenue from existing clients.

Operating Expenses

Salary and related expenses were $1.09 billion during the fourth quarter of 2006, down 1.8% compared to the same period in 2005, primarily due to a reduction in severance expense, partially offset by higher incentive awards. Adjusted for currency and net divestitures, salary and related expenses decreased 1.2%.

Full-year 2006 salary and related expenses were $3.94 billion, a decrease of 1.4% compared to 2005, primarily due to the reasons mentioned for the fourth quarter, above. Adjusted for currency and the effect of net divestitures, salary and related expenses increased 0.5% in 2006.

Office and general expenses decreased 10.1% to $572.9 million during the fourth quarter of 2006 compared to the same period in 2005, largely driven by lower professional fees and production expenses. Adjusted for currency and the effect of net divestitures, office and general expenses decreased 7.3%.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Full-year 2006 office and general expenses decreased 9.1% to $2.08 billion, also largely due to the reasons cited for the fourth quarter, above. Adjusted for currency and the effect of net divestitures, office and general expenses decreased 5.2%.

The company incurred $21.6 million and $34.5 million of restructuring and other reorganization-related charges in the three and twelve months ended December 31, 2006, respectively. These charges primarily reflect severance and real estate costs associated with two significant strategic business decisions that help position the company to meet evolving client needs: the merger of Draft Worldwide and Foote Cone and Belding Worldwide, and the realignment of the company’s media operations.

Operating expenses for 2006 were negatively impacted by a fourth quarter goodwill impairment charge of $27.2 million at one of our domestic advertising reporting units. Operating expenses for 2005 were negatively impacted by a fourth quarter goodwill impairment charge of $91.0 million at our Lowe reporting unit.

Non-Operating and Tax

Net interest expense in the fourth quarter of 2006 was $8.4 million higher than in the same period in 2005, primarily due to non-cash items, including amortization of fees and the deferred warrant costs incurred as a result of the ELF transaction. This was partially offset by higher interest income primarily due to higher interest rates. Net interest expense for the full-year 2006 was $3.5 million higher compared to 2005.

Other (expense) income was ($53.1) million during the fourth quarter of 2006, compared to $6.3 million in 2005. During the fourth quarter of 2006 we realized a non-cash charge of $80.8 million in connection with the exchange of $400 million of our 4.50% Convertible Senior Notes due 2023 for the same amount of new 4.25% Convertible Senior Notes due 2023. The exchange was treated as an extinguishment of old notes and an issuance of new notes for accounting purposes and consequently a non-cash charge of $77.0 million was recorded to reflect the difference between the fair value of the new notes and the carrying value of the old notes. This was partially offset by adjustments to the liabilities related to vendor discounts and credits established as part of the restatement presented in the company’s 2004 Annual Report on Form 10-K. Other (expense) income was ($5.6) during the full year of 2006, compared to $19.5 in 2005.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

The provision for income taxes in the fourth quarter of 2006 was $12.0 million, compared to a provision of $77.4 million in the same period of 2005. The provision for income taxes for the full-year 2006 was $18.7 million, compared to a provision of $81.9 million in 2005. Primary reasons for the decrease in the full year tax provision in 2006 compared to 2005 include current-year increases in the recognition of tax benefits from U.S. and non-U.S. operations. The difference in the effective tax rate and the statutory rate of 35% is primarily due to state and local taxes, losses incurred in non-U.S. jurisdictions and U.S. capital losses that receive no benefit, currency translation income not subject to tax and the result of non-U.S. pre-tax profits and U.S. losses that are taxed at different rates.

Balance Sheet

As of December 31, 2006, cash, cash equivalents and marketable securities totaled $1.96 billion, compared to $2.19 billion as of December 31, 2005. Total debt was $2.33 billion as of December 31, 2006, compared to $2.24 billion as of December 31, 2005. In connection with the automatic conversion of our Series A Preferred Stock on December 15, 2006, we issued 27.7 million shares of our common stock.

Remediation of Material Weaknesses

During 2006, the company developed and initiated a comprehensive program aimed at remediating and clearing its eighteen material weaknesses in order to be compliant under Section 404 of the Sarbanes-Oxley Act by December 31, 2007. During the fourth quarter of 2006, the company successfully completed its testing to validate the effectiveness of the remedial measures it has implemented to date. As of year-end 2006, the company has fully remediated eight of its material weaknesses. Additionally, three other material weaknesses were partially remediated and consolidated, leaving seven material weaknesses which the company expects to clear by December 31, 2007.

# # #

About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draftfcb, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, MAGNA Global, McCann Erickson, Momentum, MRM, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Carmichael Lynch, Deutsch, Hill Holliday, Mullen, The Martin Agency and R/GA.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

# # #

Contact Information

Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our most recent annual report on Form 10-K under Item 1A, risk factors, and in our other SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	risks arising from material weaknesses in our internal control over financial reporting, including material weaknesses in our control environment;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•	potential adverse developments in connection with the ongoing SEC investigation;
•	potential downgrades in the credit ratings of our securities;
•	risks associated with the effects of global, national and regional economic and political conditions, including fluctuations in economic growth rates, interest rates and currency exchange rates; and
•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in our most recent annual report on Form 10-K and in any subsequent quarterly reports on Form 10-Q.

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED SUMMARY OF EARNINGS

FOURTH QUARTER REPORT 2006 AND 2005 (UNAUDITED)

(Amounts in Millions except Per Share Data)

	Three Months Ended December 31,
	2006	2005	Fav. (Unfav.) % Variance
Revenue:
United States	$966.2	$983.6	(1.8)
International	910.9	912.1	(0.1)
Total Revenue	1,877.1	1,895.7	(1.0)

Operating Expenses:
Salaries and Related Expenses	1,087.6	1,107.5	1.8
Office and General Expenses	572.9	637.1	10.1
Restructuring and Other Reorganization-Related Charges	21.6	1.4	N/A
Long-Lived Asset Impairment and Other Charges	27.2	92.1	70.5
Total Operating Expenses	1,709.3	1,838.1	7.0

Operating Income	167.8	57.6	N/A

Expenses and Other Income:
Interest Expense	(63.6)	(46.1)
Interest Income	35.9	26.8
Other (Expense) Income	(53.1)	6.3
Total (Expenses) and Other Income	(80.8)	(13.0)

Income from Continuing Operations before Provision for Income Taxes	87.0	44.6
Provision for Income Taxes	12.0	77.4
Income (Loss) from Continuing Operations of Consolidated Companies	75.0	(32.8)
Income Applicable to Minority Interests, net of tax	(10.2)	(7.2)
Equity in Net Income of Unconsolidated Affiliates, net of tax	4.3	8.1
Income (Loss) from Continuing Operations	69.1	(31.9)
Income from Discontinued Operations, net of tax	--	9.0
Net Income (Loss)	69.1	(22.9)
Dividends on Preferred Stock	11.9	11.3
Allocation to Participating Securities	8.1	--
Net Income (Loss) Applicable to Common Stockholders	$49.1	$(34.2)

Earnings (Loss) Per Share of Common Stock – Basic and Diluted
Continuing Operations	$0.11	$(0.10)
Discontinued Operations	--	0.02
Total	$0.11	$(0.08)
Weighted Average Number of Common Shares Outstanding -
Basic	432.7	425.5
Diluted	459.7	425.5

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED SUMMARY OF EARNINGS

ANNUAL REPORT 2006 AND 2005 (UNAUDITED)

(Amounts in Millions except Per Share Data)

	Year Ended December 31,
	2006	2005	Fav. (Unfav.) % Variance
Revenue:
United States	$3,441.2	$3,461.1	(0.6)
International	2,749.6	2,813.2	(2.3)
Total Revenue	6,190.8	6,274.3	(1.3)

Operating Expenses:
Salaries and Related Expenses	3,944.1	3,999.1	1.4
Office and General Expenses	2,079.0	2,288.1	9.1
Restructuring and Other Reorganization-Related Charges (Reversals)	34.5	(7.3)	N/A
Long-Lived Asset Impairment and Other Charges	27.2	98.6	72.4
Total Operating Expenses	6,084.8	6,378.5	4.6

Operating Income (Loss)	106.0	(104.2)	N/A

Expenses and Other Income:
Interest Expense	(218.7)	(181.9)
Interest Income	113.3	80.0
Other (Expense) Income	(5.6)	19.5
Total (Expenses) and Other Income	(111.0)	(82.4)
Loss from Continuing Operations before Provision for Income Taxes	(5.0)	(186.6)
Provision for Income Taxes	18.7	81.9
Loss from Continuing Operations of Consolidated Companies	(23.7)	(268.5)
Income Applicable to Minority Interests, net of tax	(20.0)	(16.7)
Equity in Net Income of Unconsolidated Affiliates, net of tax	7.0	13.3
Loss from Continuing Operations	(36.7)	(271.9)
Income from Discontinued Operations, net of tax	5.0	9.0
Net Loss	(31.7)	(262.9)
Dividends on Preferred Stock	47.6	26.3
Net Loss Applicable to Common Stockholders	$(79.3)	$(289.2)

Loss Per Share of Common Stock – Basic and Diluted
Continuing Operations	$(0.20)	$(0.70)
Discontinued Operations	0.01	0.02
Total	$(0.19)	$(0.68)
Weighted Average Number of Common Shares Outstanding -
Basic and Diluted	428.1	424.8

Interpublic Group 1114 Avenue of the Americas New York, NY 10036 212-704-1200 tel 212-704-1201 fax